POWER OF ATTORNEY

  Know all by these presents, that the undersigned, PETER A. DARBEE, hereby constitutes and appoints each of Linda Y.H. Cheng, Eric Montizambert, and Wondy S. Lee signing singly, her true and lawful attorney-in-fact to:

 (1) execute for and on behalf of the undersigned Form 3, Form 4, and Form 5 reports in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and any other documents necessary to facilitate the filing of such reports; and

 (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, Form 4, or Form 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority.

  The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or the substitute or substitutes of such attorney-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-fact.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in PACIFIC GAS AND ELECTRIC COMPANY securities, unless earlier revoked by the undersigned in a signed writing delivered to any of the foregoing attorneys-in-fact; provided, however, that this Power of Attorney shall immediately terminate as to any of the foregoing attorneys-in-fact when such attorney-in-fact ceases to hold the position of Corporate Secretary or Assistant Corporate Secretary of PACIFIC GAS AND ELECTRIC COMPANY.

  IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this twentieth day of December, 2004.

       s/Peter A. Darbee

        Signature